Corporate Centre of Boca Raton 7777 Glades Road Suite 300 Boca Raton, FL 33434 Telephone: 561.483.7000 Fax 561.483.7321 www.broadandcassel.com

May 12, 2014

Federated National Holding Company
14050 N.W. 14th Street, Suite 180
Sunrise, FL 33323

Re:	Federated National Holding Company (the “Company”) Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Federated National Holding Company, a Florida corporation (the “Company”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the offering, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Act”), of up to an aggregate of $50,000,000 of Securities (as hereinafter defined) that may be issued from time to time by the Company, including (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) units consisting of any combination of (i) through (iv) (the “Units”), (vi) the Common Stock that may be issued upon the conversion of Debt Securities or Preferred Stock, (vii) the Preferred Stock that may be issued upon the conversion of Debt Securities, and (viii) the Common Stock, Preferred Stock and Debt Securities that may be issued upon the exercise of Warrants (collectively, the “Securities”). The Securities may be issued, sold and delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (the “Prospectus Supplements”).

As counsel to the Company, we have examined (a) the Company’s Amended and Restated Articles of Incorporation, as amended, as in effect on the date hereof; (b) the Company’s amended and restated bylaws, as amended, as in effect on the date hereof; (c) resolutions of the Company’s Board of Directors approved at a meeting held on April 24, 2014; and (f) the Registration Statement and all exhibits to the Registration Statement.

BOCA RATON • DESTIN • FT. LAUDERDALE • JACKSONVILLE • MIAMI • ORLANDO • TALLAHASSEE • TAMPA WEST PALM BEACH

Federated National Holding Company

May 12, 2014

In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. We have also assumed that: (1) upon the issuance of shares of Common Stock, including the issuance of shares of Common Stock as a part of Units or upon conversion of Preferred Stock or Debt Securities or exercise of Warrants to purchase Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock the Company is then authorized to issue under its Articles of Incorporation; (2) upon the issuance of shares of one or more series of Preferred Stock, including the issuance of shares of one or more series of Preferred Stock as a part of Units or upon conversion of Debt Securities or exercise of Warrants to purchase Preferred Stock, the total number of shares of such series of Preferred Stock issued and outstanding will not exceed the number of shares of such series of Preferred Stock the Company is then authorized to issue under its Articles of Incorporation; (3) at the time of the execution, authentication, issuance and delivery of Debt Securities and the associated indenture (the “Indenture”), whether separately or as part of Units, the Indenture will have been duly authorized, executed and delivered by the Company and the applicable trustee, and the Indenture will be a valid and legally binding obligation of the Company and the applicable trustee; and (4) at the time of the execution, countersignature, issuance and delivery of Warrants, whether separately or as a part of Units, the related warrant agreement (the “Warrant Agreement”) will have been duly authorized, executed and delivered by the Company and, if applicable, each counterparty thereto and the Warrant Agreement will be a valid and legally binding obligation of the Company and each counterparty thereto, if applicable. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.     With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company (the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, (b) if applicable, the exercise, in accordance with their terms, of Warrants to purchase Common Stock, or the conversion, in accordance with their terms, of Debt Securities or Preferred Stock into Common Stock, and (c) the due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, Warrant Agreement, or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.

2.      With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing with the Florida Department of State of Articles of Amendment to the Company’s Articles of Incorporation that comply with Florida Statutes Section 607.0602(4) setting forth the terms, rights and preferences of such Preferred Stock, (c) if applicable, the exercise, in accordance with their terms, of Warrants to purchase Preferred Stock, or the conversion, in accordance with their terms, of Debt Securities convertible into Preferred Stock, and (d) the due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, Warrant Agreement or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

BOCA RATON • DESTIN • FT. LAUDERDALE • JACKSONVILLE • MIAMI • ORLANDO • TALLAHASSEE • TAMPA WEST PALM BEACH

Federated National Holding Company

May 12, 2014

3.        With respect to the Debt Securities, assuming (a) the taking by the Board of all necessary corporate action by the Company to approve the issuance and terms of the Debt Securities, and (b) the due execution, authentication, issuance and delivery of the Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable Indenture and such agreement, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.        With respect to the Warrants, assuming (a) the taking by the Board of all necessary corporate action to approve the execution and delivery of the applicable Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of the Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.        With respect to the Units, assuming (a) the taking by the Board of all necessary corporate action to approve the execution and delivery of the applicable Units; (b) all the assumptions set forth herein with respect the Common Stock, Preferred Stock, Debt Securities and Warrants are true and correct; and (c) the due execution, countersignature, issuance and delivery of the Units, upon payment of the consideration for such Units provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Units will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth herein are further subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

BOCA RATON • DESTIN • FT. LAUDERDALE • JACKSONVILLE • MIAMI • ORLANDO • TALLAHASSEE • TAMPA WEST PALM BEACH

Federated National Holding Company

May 12, 2014

This opinion letter is limited to the specific matters addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should any applicable law change after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

Very truly yours,

BROAD AND CASSEL
/s/ Broad and Cassel

BOCA RATON • DESTIN • FT. LAUDERDALE • JACKSONVILLE • MIAMI • ORLANDO • TALLAHASSEE • TAMPA WEST PALM BEACH